As filed with the Securities and Exchange Commission on April 15, 2008

Registration No. 333-138661

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ICON Leasing Fund Twelve, LLC

(Exact name of registrant as specified in governing instruments)

DELAWARE	7359	20-5651009
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 FIFTH AVENUE, NEW YORK, NEW YORK 10011 (212) 418-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel S. Kress
Executive Vice President — Business and Legal Affairs
ICON Capital Corp.
100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Deborah Schwager Froling, Esquire
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036
(202) 857-6075
(counsel to registrant)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

This Post-Effective Amendment to the registration statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This amendment is being filed solely to correct a typographical error on the signature page contained in Part II of the Registration Statement. No changes have been made to Part I of the Registration Statement or other sections of Part II. Accordingly, those sections have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    Exhibits and Financial Statement Schedules

(a)    Exhibits.

Exhibit No.		Exhibit
1	.1***	Form of Dealer-Manager Agreement
1	.2**	Form of Selling Dealer Agreement
3	.1*	Certificate of Formation of ICON Leasing Fund Twelve, LLC filed with the Delaware Secretary of State.
4.1		ICON Leasing Fund Twelve, LLC Limited Liability Company Agreement (included as Exhibit A to the prospectus)
4.2		Subscription Agreement, including the member signature page and power of attorney (included as Exhibit C to the prospectus)
5	.1***	Opinion of Arent Fox LLP
8	.1***	Opinion of Arent Fox LLP with respect to certain tax matters
10	.1**	Form of Escrow Agreement
23.1		Consent of Hays & Company LLP
23.2		Consent of Ernst & Young LLP
23	.3***	Consent of Arent Fox LLP (included in Exhibit 5.1)
23	.4***	Consent of Arent Fox LLP (included in Exhibit 8.1)

*	Previously filed as an exhibit to the initial pre-effective filing of the Registration Statement filed on November 13, 2006.
**	Previously filed as an exhibit to pre-effective amendment No. 5 to the Registration Statement filed on April 13, 2007.
***	Previously filed as an exhibit to pre-effective amendment No. 7 to the Registration Statement filed on May 7, 2007.

(b)	Financial Statement Schedules.

All schedules have been omitted as the requested information is inapplicable or is presented in the prospectus, the balance sheets, financial statements or related notes.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2008.

ICON LEASING FUND TWELVE, LLC (a Delaware limited liability company)
By: ICON Capital Corp., its Manager
By: /s/ Michael A. Reisner
Name: Michael A. Reisner Title: Co-President and Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 15, 2008.

Signatures	Title(s)

/s/ Thomas W. Martin	Chairman of ICON Capital Corp., the Manager of the Company

Thomas W. Martin

/s/ Michael A. Reisner	Co-President, Co-Chief Executive Officer, Chief Financial Officer and Director of ICON Capital Corp., the Manager of the Company; Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Michael A. Reisner

/s/ Mark Gatto	Co-President, Co-Chief Executive Officer, Chief Acquisitions Officer and Director of ICON Capital Corp., the Manager of the Company; Principal Executive Officer

Mark Gatto

II-2

Table of Contents

EXHIBIT INDEX

Exhibit No.		Exhibit
1	.1***	Form of Dealer-Manager Agreement
1	.2**	Form of Selling Dealer Agreement
3	.1*	Certificate of Formation of ICON Leasing Fund Twelve, LLC filed with the Delaware Secretary of State.
4.1		ICON Leasing Fund Twelve, LLC Limited Liability Company Agreement (included as Exhibit A to the prospectus)
4.2		Subscription Agreement, including the member signature page and power of attorney (included as Exhibit C to the prospectus)
5	.1***	Opinion of Arent Fox LLP
8	.1***	Opinion of Arent Fox LLP with respect to certain tax matters
10	.1**	Form of Escrow Agreement
23.1		Consent of Hays & Company LLP
23.2		Consent of Ernst & Young LLP
23	.3***	Consent of Arent Fox LLP (included in Exhibit 5.1)
23	.4***	Consent of Arent Fox LLP (included in Exhibit 8.1)

*	Previously filed as an exhibit to the initial pre-effective filing of the Registration Statement filed on November 13, 2006.
**	Previously filed as an exhibit to pre-effective amendment No. 5 to the Registration Statement filed on April 13, 2007.
***	Previously filed as an exhibit to pre-effective amendment No. 7 to the Registration Statement filed on May 7, 2007.